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                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 2, 1998 included in this Registration Statement (Form N-1A Nos. 33-63797 and 811-7391) of Alliance Global Strategic Income Trust.


                                             ERNST & YOUNG LLP


New York, New York
October 26, 1999





























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